Exhibit 99.1

For more information, contact:

Michael Ruane	Eric Erickson	Kris Block
Tel: 484-582-5405	Tel: 484-582-5480	Tel: 484-582-5505
michael.ruane@sungard.com	eric.erickson@sungard.com	kris.block@sungard.com

SunGard Announces Third Quarter 2007 Results

Wayne, PA – November 8, 2007 – SunGard (http://www.sungard.com), a global leader in integrated software and processing solutions and the pioneer and leading provider of information availability services, reported today that revenue for the three months ended September 30, 2007 was $1.22 billion, an increase of 14% over revenue for the three months ended September 30, 2006. Organic revenue (revenue from businesses owned for at least one year and further adjusted for the effects of businesses sold in the previous twelve months) grew 11% for the quarter compared to the same period in 2006, with four percentage points attributable to trading volumes of one of our trading systems businesses and one percentage point overall and in each of our segments attributable to favorable changes in currency exchange rates.

Adjusted income from operations (defined in Note 1 to the Notes to the Consolidated Condensed Financial Information) for the three months ended September 30, 2007 was $291 million, a 15% increase over $253 million for the same period in 2006.

Reported income from operations for the three months ended September 30, 2007 was $164 million compared to $136 million for the same period in 2006, an increase of 21%. Reported income from operations in the three months ended September 30, 2007 and 2006 includes: amortization of acquired intangible assets of $110 million and $99 million, respectively; stock-based compensation and purchase accounting adjustments and other expenses of $17 million and $16 million, respectively; and merger costs of $2 million in the three months ended September 30, 2006.

For the three months ended September 30, 2007, adjusted EBITDA (defined in Note 2 to the Notes to the Consolidated Condensed Financial Information) was $358 million compared to $318 million in 2006, an increase of 13%.

Cristóbal Conde, president and chief executive officer, commented, “SunGard’s performance for the quarter was solid. In our Financial Systems business, mergers and acquisitions and internal reorganizations continued to drive opportunities relating to system rationalization. In our Higher Education and Public Sector businesses, some purchase decisions were delayed, but we maintained our win/loss ratio when decisions were made. In our Availability Services business, we achieved sequential growth in traditional recovery and saw strong demand for advanced recovery and managed services. Overall the tone of business continues to be positive and our competitive position and pipeline remain strong.”

Revenue for the first nine months of 2007 increased 12% over the same period in 2006 to $3.51 billion. Adjusted income from operations for the nine months ended September 30, 2007 was $783 million compared to $695 million last year. Reported income from operations for the nine months ended September 30, 2007 was $412 million and includes amortization of acquired intangible assets of $319 million and stock-based compensation, purchase accounting adjustments and other expenses of $52 million. In the first nine months of 2006, reported income from operations was $348 million and includes amortization of acquired intangible assets of $297 million, stock-based compensation, purchase accounting adjustments and other expenses of $45 million and merger costs of $5 million.

Financial Systems revenue increased 24% to $622 million for the quarter. Organic revenue grew approximately 19%, with trading volumes of one of our trading systems businesses, a broker/dealer with inherently lower operating margins, contributing $42 million or eight percentage points to the growth rate, which exceeds our expectations for the quarter and for future quarters. License fees were $43 million for the quarter compared to $35 million for the same period in 2006, an increase of 22%.

Notable deals in the quarter included the following:

•	A large investment management firm in the U.S. selected Protegent Surveillance for compliance and supervision of the trades of its 3,500 financial advisors.

•	A major Taiwan-based bank selected SunGard’s core banking solution, Symbols.

•	Two of the world’s leading third party administrators selected SunGard’s institutional asset management offering, Asset Arena Investment Accounting.

Higher Education & Public Sector Systems revenue increased 2% to $231 million for the quarter. Organic revenue grew 2%. License fees were $17 million for the quarter, an increase of $1 million from the same quarter of 2006.

Notable deals in the quarter included the following:

•	A public college in Missouri renewed its relationship with SunGard Higher Education for outsourcing the management of its information technology.

•	An online distance learning institution based in Missouri and with other campuses around the globe, chose SunGard Higher Education to help it build a Unified Digital Campus using the Banner suite.

•

A school district in Texas comprising more than 60 schools selected SunGard Bi-Tech and SunGard Pentamation software to provide financial, human resources, student information and special education management solutions.

Availability Services revenue increased 9% to $369 million for the quarter. Organic revenue grew 6%.

Notable deals in the quarter included the following:

•	An infrastructure company specializing in airport services selected SunGard for disaster recovery services.

•	A large commercial bank selected SunGard for managed services.

•	An international bank that regulates its country’s financial markets selected SunGard for disaster recovery services.

At September 30, 2007, total debt was $7.7 billion, cash balances were $362 million and off-balance sheet debt was $424 million. During the nine months ended September 30, 2007, the Company invested $213 million in capital expenditures and $223 million (net of cash acquired) in eight acquisitions including the acquisition of VeriCenter, Inc. in our Availability Services business for $140 million. VeriCenter further enhances our managed service delivery capabilities for large and mid-market enterprises through seven data centers across the U.S. that geographically complement our existing U.S. facilities.

Conference Call & Webcast

A conference call to review the results is scheduled for Friday, November 9, 2007 at 9:00 a.m. (Eastern Time). The dial-in number is 706-902-1370, conference ID 21331982. A replay will be available shortly after the end of the call through midnight on November 16, 2007. To listen to the replay, please dial 706-645-9291, conference ID 21331982. You may also listen to the call at www.vcall.com, by clicking on the “Investor Events Calendar” and then on the “listen” icon for SunGard. A replay will be available shortly after the end of the Webcast, through midnight on November 16, 2007 at www.vcall.com.

About SunGard

With annual revenue exceeding $4 billion, SunGard is a global leader in software and processing solutions for financial services, higher education and the public sector. SunGard also helps information-dependent enterprises of all types to ensure the continuity of their business. SunGard serves more than 25,000 customers in more than 50 countries, including the world’s 50 largest financial services companies. Visit SunGard at www.sungard.com.

Trademark Information: SunGard, the SunGard logo, Asset Arena, Banner, Protegent and Symbols are trademarks or registered trademarks of SunGard Data Systems Inc. or its subsidiaries in the U.S. and other countries. All other trade names are trademarks or registered trademarks of their respective holders.

SunGard’s “Safe Harbor” Statement under Private Securities Litigation Reform Act of 1995

Statements in this release other than historical facts constitute forward-looking statements. You can identify forward-looking statements because they contain words such as “believes,” “expects,” “may,” “will,” “would,” “should,” “seeks,” “approximately,” “intends,” “plans,” “estimates,” or “anticipates” or similar expressions which concern our strategy, plans or intentions. All statements we make relating to estimated and projected earnings, margins, costs, expenditures, cash flows, growth rates and financial results are forward-looking statements. In addition, we, through our senior management, from time to time make forward-looking public statements concerning our expected future operations and performance and other developments. All of these forward-looking statements are subject to risks and uncertainties that may change at any time, and, therefore, our actual results may differ materially from those we expected. We derive most of our forward-looking statements from our operating budgets and forecasts, which are based upon many detailed assumptions. While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and, of course, it is impossible for us to anticipate all factors that could affect our actual results. Some of the factors that we believe could affect our results include: our high degree of leverage; general economic and market conditions; the overall condition of the financial services industry, including the effect of any further consolidation among financial services firms; the integration of acquired businesses, the performance of acquired businesses, and the prospects for future acquisitions; the effect of war, terrorism, natural disasters or catastrophic events; the effect of disruptions to our systems and infrastructure; the timing and magnitude of software sales; the timing and scope of technological advances; customers taking their information availability solutions in-house; the trend in information availability toward solutions utilizing more dedicated resources; the market and credit risks associated with clearing broker operations; the ability to retain and attract customers and key personnel; risks relating to the foreign countries where we transact business; and the ability to obtain patent protection and avoid patent-related liabilities in the context of a rapidly developing legal framework for software and business-method patents. The factors described in this paragraph and other factors that may affect our business or future financial results are discussed in our periodic filings with the Securities and Exchange Commission, copies of which may be obtained from us without charge. We assume no obligation to update any written or oral forward-looking statement made by us or on our behalf as a result of new information, future events or other factors.

SunGard Data Systems Inc.

Consolidated Statements of Operations

(in millions)

	Three Months Ended
	Sept. 30, 2006	Sept. 30, 2007
Revenue:
Services	$963	$1,098
License and resale fees	81	87

Total products and services	1,044	1,185
Reimbursed expenses	24	37

	1,068	1,222

Costs and expenses:
Cost of sales and direct operating	493	581
Sales, marketing and administration	215	240
Product development	63	64
Depreciation and amortization	60	63
Amortization of acquisition-related intangible assets	99	110
Merger costs	2	—

	932	1,058

Income from operations	136	164
Interest income	4	4
Interest expense and amortization of deferred financing fees	(165)	(161)
Other expense	(4)	(11)

Loss before income taxes	(29)	(4)
Income tax (benefit) expense	2	(15)

Net income (loss)	$(31)	$11

SunGard Data Systems Inc.

Consolidated Statements of Operations

(in millions)

	Nine Months Ended
	Sept. 30, 2006	Sept. 30, 2007
Revenue:
Services	$2,842	$3,162
License and resale fees	214	252

Total products and services	3,056	3,414
Reimbursed expenses	79	99

	3,135	3,513

Costs and expenses:
Cost of sales and direct operating	1,460	1,649
Sales, marketing and administration	659	748
Product development	191	202
Depreciation and amortization	175	183
Amortization of acquisition-related intangible assets	297	319
Merger costs	5	—

	2,787	3,101

Income from operations	348	412
Interest income	10	13
Interest expense and amortization of deferred financing fees	(483)	(485)
Other expense	(22)	(51)

Loss before income taxes	(147)	(111)
Income tax benefit	(40)	(21)

Net loss	$(107)	$(90)

See Notes to Consolidated Condensed Financial Information.

SunGard Data Systems Inc.

Consolidated Condensed Balance Sheets

(in millions)

	Dec. 31, 2006	Sept. 30, 2007
Assets:
Current:
Cash and cash equivalents	$316	$362
Accounts receivable, net	279	284
Clearing broker assets	420	537
Prepaid expenses and other current assets	179	192
Retained interest in accounts receivable sold	275	255

Total current assets	1,469	1,630
Property and equipment, net	773	855
Software products, net	1,386	1,297
Customer base, net	2,857	2,797
Other assets, net	1,235	1,209
Goodwill	6,951	7,154

Total Assets	$14,671	$14,942

Liabilities and Stockholder’s Equity:
Current:
Short-term and current portion of long-term debt	$45	$55
Accounts payable and accrued expenses	743	675
Clearing broker liabilities	376	498
Deferred revenue	762	793

Total current liabilities	1,926	2,021
Long-term debt	7,394	7,609
Deferred income taxes	1,777	1,780

Total liabilities	11,097	11,410
Stockholder’s equity	3,574	3,532

Total Liabilities and Stockholder’s Equity	$14,671	$14,942

See Notes to Consolidated Condensed Financial Information.

SunGard Data Systems Inc.

Notes to Consolidated Condensed Financial Information

Note 1. Reconciliation of Income from Operations to Adjusted Income from Operations

Adjusted income from operations represents income from operations adjusted for amortization of acquisition-related intangible assets, merger costs, adjustments for deferred revenue, stock-based compensation expense and external management fee expense. Adjusted income from operations is not a recognized term under generally accepted accounting principles (GAAP). Adjusted income from operations does not represent income from operations, as that term is defined under GAAP, and should not be considered as an alternative to income from operations as an indicator of our operating performance. We have included information concerning adjusted income from operations because we use such information when evaluating income from operations to better evaluate the underlying performance of the Company. Adjusted income from operations as presented herein is not necessarily comparable to similarly titled measures. The following is a reconciliation between adjusted income from operations and income from operations, the GAAP measure we believe to be most directly comparable to adjusted income from operations.

	Three Months Ended
(in millions)	Sept. 30, 2006	Sept. 30, 2007
Income from operations	$136	$164
Amortization of acquisition-related intangible assets	99	110
Merger costs	2	—
Purchase accounting adjustments	2	5
Stock-based compensation and other costs	14	12

Adjusted income from operations	$253	$291

	Nine Months Ended
(in millions)	Sept. 30, 2006	Sept. 30, 2007
Income from operations	$348	$412
Amortization of acquisition-related intangible assets	297	319
Merger costs	5	—
Purchase accounting adjustments	9	8
Stock-based compensation and other costs	36	44

Adjusted income from operations	$695	$783

SunGard Data Systems Inc.

Notes to Consolidated Condensed Financial Information

Note 2. Reconciliation of Net Income (Loss) to EBITDA and Reconciliation of EBITDA to Adjusted EBITDA

EBITDA represents net income (loss) before interest expense, income taxes, depreciation and amortization. Adjusted EBITDA is defined as EBITDA further adjusted to give effect to certain items that are required in calculating covenant compliance under our senior and senior subordinated notes as well as under our senior secured credit facilities, both of which were entered into in August 2005. Adjusted EBITDA is calculated by subtracting from or adding to EBITDA items of income or expense described below. EBITDA and Adjusted EBITDA are not recognized terms under generally accepted accounting principles, or GAAP. EBITDA and Adjusted EBITDA do not represent net income (loss), as that term is defined under GAAP, and should not be considered as an alternative to net income (loss) as an indicator of our operating performance. Additionally, EBITDA and Adjusted EBITDA are not intended to be measures of free cash flow available for management or discretionary use as such measures do not consider certain cash requirements such as capital expenditures (including capitalized software expense), tax payments and debt service requirements. SunGard considers EBITDA and Adjusted EBITDA to be key indicators of our ability to pay our debt. EBITDA and Adjusted EBITDA as presented herein are not necessarily comparable to similarly titled measures. The following is a reconciliation of EBITDA and Adjusted EBITDA to net income (loss), the GAAP measure we believe to be most directly comparable to EBITDA and Adjusted EBITDA.

	Three Months Ended
(in millions)	Sept. 30, 2006	Sept. 30, 2007
Net income (loss)	$(31)	$11
Interest expense, net	161	157
Income tax expense (benefit)	2	(15)
Depreciation and amortization	159	173

EBITDA	291	326
Purchase accounting adjustments	—	5
Non-cash charges	10	8
Unusual or non-recurring charges	5	(4)
Acquired EBITDA, net of disposed EBITDA	2	5
Other	3	13

Adjusted EBITDA—senior secured credit facilities	311	353
Loss on sale of receivables	7	5

Adjusted EBITDA—senior notes due 2013 and senior subordinated notes due 2015	$318	$358

	Nine Months Ended
(in millions)	Sept. 30, 2006	Sept. 30, 2007
Net loss	$(107)	$(90)
Interest expense, net	473	472
Income tax benefit	(40)	(21)
Depreciation and amortization	472	502

EBITDA	798	863
Purchase accounting adjustments	2	8
Non-cash charges	28	23
Unusual or non-recurring charges	16	38
Acquired EBITDA, net of disposed EBITDA	3	13
Other	14	22

Adjusted EBITDA—senior secured credit facilities	861	967
Loss on sale of receivables	20	21

Adjusted EBITDA—senior notes due 2013 and senior subordinated notes due 2015	$881	$988